UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2007

Access Plans USA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Oklahoma	001-15667	731494382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4929 West Royal Lane, Suite 200, Irving, Texas		75063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	866-578-1665

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.06 Material Impairments.

On June 25, 2007, Access Plans USA, Inc. ("Access Plans" or the "Company") determined that the recent failure of one of its subsidiaries, Access HealthSource, Inc. ("Access HealthSource"), to obtain certain contract renewals and other events are expected to result in a decline in revenues that would represent a significant adverse change in legal factors or in the business climate that will adversely affect the value of Access HealthSource and lead to a re-evaluation of the carrying value of goodwill recorded by us with regard to that subsidiary. We have concluded that this impairment constitutes what is known as an "Other-Than-Temporary" impairment, as defined by generally accepted accounting principles ("GAAP"). The Securities and Exchange Commission (the "SEC") and GAAP articulate several items that may be indicators of an "Other-Than-Temporary" impairment of securities, among them: "The financial condition and near-term prospects of the issuer, including any specific events which may influence the operations of the issuer" or "may impair the earnings potential of the investment".

While we are continuing to pursue efforts to enhance the value of our Access HealthSource investment, we believe recent events (as described in more detail below) provide strong indications that the recorded value of Access HealthSource has suffered an "Other-Than-Temporary" impairment. Therefore – and consistent with SEC staff guidance and reporting requirements, GAAP, and our own policies – we anticipate recording a charge in the second quarter of 2007 to reflect the impaired value of our Access HealthSource investment for financial reporting purposes. Importantly, while "Other-Than-Temporary" charges cause the decline in the value of an investment to be charged against earnings, any subsequent recovery or gain in the value of our investment will not be recorded until realized.

The Company carries out its operations through three business divisions, its Consumer Plan Division, Insurance Division and Regional Healthcare Division. The Regional Healthcare Division operates as Access HealthSource, which accounted for $7.4 million of the Company’s $22.0 million in revenues in 2006 and $1.7 million of the Company’s $8.2 million in revenues in the quarter ended March 31, 2007.

Access HealthSource, through its principal subsidiaries, Access Administrators, Inc. and Advantage Care Network, provides healthcare administration services, a medical provider network, utilization review, and other cost containment procedures that are frequently required by state and local governmental entities and other large employers that have chosen to partially self-fund their employee benefit programs. Its principal contracts are with governmental entities in the El Paso, Texas, area, including the City of El Paso, the County of El Paso, the El Paso Independent School District, the Ysleta Independent School District, the Canutillo Independent School District and the Diocese of El Paso.

Access HealthSource currently manages for its clients over $400 million in claims annually and processes nearly 700,000 claims per year while providing utilization management, quality assurance, wellness and prevention programs, and other cost containment strategies that reduce the healthcare costs of the benefit plans that it administers.

Access HealthSource has a strong record of significant cost savings and providing value-added services that have brought positive financial results for its clients. As a group, its clients were billed a total of approximately $400 million for healthcare expenses incurred by their plan members in 2006. Of this amount, the client group was responsible for paying less than $120 million after Access’ negotiated rates and cost containment strategies were applied, representing an aggregate savings of nearly 70%. One of its clients has used these strategies to overcome a deficit in its health fund balance and, in four years, achieved a surplus in that fund of nearly $23 million, while reducing its employees’ monthly insurance premium contribution amounts every year for the past four years.

In 2006, we became aware of an investigation into the activities of Access HealthSource and the President and CEO of this subsidiary, Frank Apodaca. At that time, we were unaware of the precise nature of the investigation. We have recently become more informed of the scope of the investigation and there has been publicity in the El Paso, Texas, area about the investigation, which involves several elected officials and over twenty companies that do business with local government entities in the El Paso area. Although no indictments have occurred and no definitive allegations have been made or presented to us or Mr. Apodaca, we believe that the investigation involves allegations of official corruption relating to contract procurement by Access Healthsource and other companies from these local governmental entities. We are conducting our own independent investigation into those matters and are fully cooperating with the officials conducting the investigation. Mr. Apodaca is on paid leave pending the results of the investigation, allowing him time to address the issues he faces personally.

Also Access HealthSource was recently notified that its contracts with the El Paso Independent School District and the Canutillo Independent School District will not be renewed or extended beyond their expirations in 2007. We expect that the non-renewal of these and other contracts with smaller amounts of revenue will result in the loss of $2 million in revenue in 2008. The renewal of Access HealthSource’s contract with the City of El Paso for services beyond 2007 remains pending. The Company believes that the investigation and related activities described above may have contributed to the adverse changes to the business of Access HealthSource.

As a result of these events, we are re-evaluating the amounts at which the assets and liabilities of Access HealthSource are recorded, including the carrying value of goodwill associated with that subsidiary. We estimate that the range of the impairment of the value of goodwill associated with Access HealthSource will be $3.3 million to the full current value of $4.1 million. We believe that the impairment will not result in any future cash expenditures and that Access HealthSource will remain an important part of our company that will continue to provide valuable services for its clients.

Item 7.01 Regulation FD Disclosure.

The items disclosed in Item 2.06 in this report are incorporated into this Item 7.01 by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Access Plans USA, Inc.

June 29, 2007	By:	/s/ Peter W. Nauert

Name: Peter W. Nauert
Title: President and Chief Executive Officer